SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 22, 2002
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


     000-27119                                           22-2436721
(Commission File No.)                       (IRS Employer Identification Number)

                             1925 Swarthmore Avenue
                           Lakewood, New Jersey 08701
                     (Address of Principal Executive Office)

                                 (732) 901-0606
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     Medi-Hut Co. Inc. (the "Company") reports that today, November 22, 2002, the Federal Bureau of Investigation executed a search warrant and removed certain documents and computers from the Company's premises. The Company has not been advised of the nature of the U.S. Government's investigation.

     Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDI-HUT CO. INC.

DATE:  November 22, 2002               By: /s/ Joseph A. Sanpietro
                                           -----------------------
                                               Joseph A. Sanpietro
                                               President, CEO and Director